Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Class A Common Stock, par value $0.01 per share, of Crown Media Holdings, Inc., and further agree that this Joint Filing Agreement (this “Agreement”) be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated: April 8, 2016	HALLMARK CARDS, INCORPORATED

	By:	/s/ James Shay
	Name:	James Shay
	Title:	Executive Vice President-Chief Financial Officer

H.A., LLC

	By:	/s/ Brian E. Gardner
	Name:	Brian E. Gardner
	Title:	Vice President

HMK HOLDINGS, INC.

	By:	/s/ Brian E. Gardner
	Name:	Brian E. Gardner
	Title:	Vice President

H C CROWN, LLC

	By:	/s/ Deanne R. Stedem
	Name:	Deanne R. Stedem
	Title:	Vice President

CM Merger Co.

	By:	/s/ Deanne R. Stedem
	Name:	Deanne R. Stedem
	Title:	Vice President